UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2020

GREENE COUNTY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Federal	0-25165	14-1809721
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

302 Main Street, Catskill, NY	12414
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (518) 943-2600

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GCBC	The NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 17, 2020, Greene County Bancorp, Inc. (the “Company”), the holding company for The Bank of Greene County (the “Bank”), entered into Subordinated Note Purchase Agreements (the “Agreements”) with 14 institutional investors (the “Purchasers”) and, pursuant to the Agreements, issued to the Purchasers 4.75% Fixed-to-Floating Rate Subordinated Notes due 2030, in the aggregate principal amount of $20.0 million (the “Notes”).  The Notes were offered and sold in a private placement in reliance on the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder.

The Company intends to use the net proceeds from the Notes issuance for general corporate purposes, organic growth and for investment in the Bank as regulatory capital. The Notes are intended to qualify at the holding company level as Tier 2 capital under the capital guidelines of the Federal Reserve Board.

The Notes, which mature on September 17, 2030, bear interest at a fixed annual rate of 4.75% for the period up to but excluding September 15, 2025 (the “Fixed Interest Rate Period”).  From and including September 15, 2025 until redemption or maturity (the “Floating Interest Rate Period”), the interest rate will adjust to a floating rate based on the secured overnight financing rate (SOFR), plus a margin.  The Company will pay interest in arrears semi-annually during the Fixed Interest Rate Period and quarterly during the Floating Interest Rate Period.  The Notes constitute unsecured and subordinated obligations of the Company and rank junior in right of payment to any senior indebtedness and obligations to general and secured creditors.  Subject to limited exceptions, the Company cannot redeem the Notes before the fifth anniversary of the issuance date.  The Agreements and Notes contain customary subordination provisions and events of default.

The foregoing description of the Agreements and the Notes does not purport to be complete and is qualified in its entirety by reference to the form of the Agreements and the form of Notes, which are filed hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The discussion under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number         Description

10.1          Form of Subordinated Note Purchase Agreement
10.2 Form of Subordinated Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENE COUNTY BANCORP, INC.
DATE: September 17, 2020	By:	/s/ Donald E. Gibson
Donald E. Gibson
President and Chief Executive Officer